EXHIBIT 10.1

SECOND AMENDMENT TO THE

AMERIGON INCORPORATED 2006 EQUITY INCENTIVE PLAN

The last sentence of Section 18(a) of the Plan is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, (i) the restricted period for non-performance-based restricted stock awards (excluding those awards described in (iii) below) shall not be less than three years, (ii) the restricted period for performance-based restricted stock awards shall not be less than one year and (iii) the restricted period for non-performance-based restricted stock awards that are granted to Participants who elect to receive such awards in lieu of a cash bonus shall not be less than one year.”